Investor Day December 15, 2021 Exhibit 99.2

2 These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should,“ “vision” and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: forecasted 2021 results (including in specific geographies), financial targets for 2022 – 2024 (including revenue, operating profit, operating profit margin, adjusted EBITDA, total shareholder return, free cash flow, cash interest, cash taxes, capital expenditures, net debt and leverage) and drivers thereof, expected results from Strategies 1.0 and 2.0 as well as from operational excellence initiatives, plans to convert customers to 2.0 solutions and to become a digital cash payments company, cash usage levels, expansion of the ATM managed services market, results from the BPCE contract, future legacy liability contributions, future stock price, and future M&A activity and contributions therefrom. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; higher-than-expected inflation; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020 and in related disclosures in our other public filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Investors section of the Brink’s website: www.brinks.com. These non-GAAP measures should not be considered in isolation or as an alternative to comparable the GAAP measures. Further, these non-GAAP measures may differ from the methodology for calculating by other companies and may not be comparable to those measures reported by other companies. Management uses these non-GAAP measures as a supplement to our GAAP measures to provide a more complete understanding of our performance and believe that our non-GAAP results and projections make it easier for investors to assess our past and future operating performance. Safe Harbor Statements and Non-GAAP Results

This document includes historical context for and information about Brink’s strategic plan covering 2022–2024. It also includes graphics from Brink’s 2021 Investor Day video presentation and accompanying footnotes and reconciliations of Non-GAAP financial metrics. 3

4 Agenda • Introduction and 2024 Financial Targets • Strategy 1.0 – Organic Growth and Operational Excellence • Strategy 2.0 – Digital Solutions – ATM Managed Services • Sustainability • Financial Review • Conclusion

Introduction and 2024 Financial Targets

6 Brink’s Leadership Team *Investor Day Speaker Mark Eubanks* Executive Vice President & Chief Operating Officer Ron Domanico* Executive Vice President & Chief Financial Officer Mike Beech* Executive Vice President, President Latin America & Global Security David Dove* PAI Chief Executive Officer Doug Pertz* President and Chief Executive Officer Paul Diemer Senior Vice President Strategy & Corporate Development Simon Davis Executive Vice President, Chief Human Resources Officer Jamal Powell Vice President Operational Excellence Rohan Pal* Executive Vice President, Chief Information Officer & Chief Digital Officer Lindsay Blackwood Executive Vice President and General Counsel Chris Parks Executive Vice President, President of Europe Dominik Bossart Executive Vice President, President MEA, Asia & Brink’s Global Services

7 Brink’s: The World’s Largest Cash Management and Secure Logistics Company 1. Metrics as of 9/30/21 53 countries Operational Strength1 1,300 facilities 16,300 vehicles 76,000+ employees How We Serve Customers Today We’re Transforming into a Digital Payments Company Cash-in-transit ATM replenishment and maintenance International transportation of valuables Cash management and payment services Our innovative digital cash payment solutions are transforming the customer experience for a large and untapped market with • Simpler deposits • Faster access to working capital • Easier cash management

8 1. Publicly available company data for cash services businesses per latest company filing. Brink’s data represents pro-forma trailing-twelve-month financial results as of Third Quarter 2021 adjusted to include results for businesses acquired in 2020 and 2021 as if they were owned for the entire period. 2. Brink’s internal estimate based on internal and external sources, including Freedonia and Research and Markets report “Cash Logistics – Global Market Trajectory & Analytics 2020-2027”. Does not include unvended and underserved market opportunities 3. Represents year-to-date reported segment results as of Third Quarter 2021. Loomis Prosegur Garda Other ~$20B Global Cash Logistics Market1,2 North America Latin America Europe Rest of World Operating Profit3 North America Latin America Europe Rest of World Revenue3 We have very strong positions in each of these geographic segments, improved by the core acquisitions we’ve completed over the last few years. Geographic Segments Brink’s Is the Global Market Leader in Cash Logistics

9 Brink's Loomis Other Brink's GSI Other Mexico France Brink's Prosegur Protege Other Brink's Garda Other Canada Brazil Brink's Prosegur Other Brink's Garda Other Cash Competitors Loomis United States Argentina Strong Positions in our Key Geographies Note: Internal estimates based on cash operations. Brink’s U.S. includes Brink’s Global Services.

10 Acquisitions Expanded Our Platform for Future Growth Invested $2.2 Billion in 17 Acquisitions Since 2017

11 Our New Strategic Plan Covers 2022 to 2024 Plan period starts in 2022 due to pandemic disruption • Tech-enabled cash solutions • Customer experience • High-value services 2017-2019 2020-2021 2022 2023 2024 • Digital cash payment solutions • Integrated payments solution • Go-to-market innovation TransformationFoundation • Performance • Culture • Mission Prior Strategic Plan Period New Strategic Plan Period Accelerate Profitable Growth (APG) Introduce Digital Solutions (IDS) Accelerate Profitable Growth (APG) Deliver Operational Excellence (DOE) Introduce Digital Solutions (IDS) Our Long-Term Strategic Objectives

12 Our Strategic Plan – A New Layer of Growth Upon a Strong Foundation 2022 20242023 Digital solutions and ATM managed servicesStrategy 2.0 Organic growth and operational excellenceStrategy 1.0

13 2024 Financial Targets (Non-GAAP, $ Millions except where noted) 1. Pro-forma excluding deferred 2020 payroll taxes paid in 2021. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 2021 GUIDANCE 2024 TARGET CAGR Revenue $4.1-4.2B $5.3-5.5B 8-9% Incremental ~$1B Operating Profit $465 $795 20% Margin 11.2% 14.5% Adjusted EBITDA $660 $1B 15% Margin 15.9% 18.5% Free Cash Flow $205 1 $575 41% FCF / EBITDA 33% 58% 7% annual organic growth plus additional 5% COVID recovery

Why We’ll Succeed • Proven ability to drive growth and profitability • Global cash usage remains strong • Well-positioned to capitalize on changing payments landscape 14

15 A Proven Management Team With Demonstrated Results 2017-2019 Strategic Plan results exceeded targets despite FX headwinds 1. SP1 Target as of 3/2/2017 Investor Day. Revenue target is FX adjusted. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. (Non-GAAP) TARGET1RESULT Revenue +16%+27% Annual Organic Revenue Growth +5%+7% Operating Profit +57% Operating Profit Margin 10%10.6% (+320 BPS over 3 years) Adjusted EBITDA +66% (18% CAGR) +81% (22% CAGR)

16 Cash Percentage of In-Person Payments (during the pandemic) Global Cash Usage Remains Strong 1. 2020 McKinsey Global Payments Report 2. U.S Census Bureau (2019-2020), eMarketer (2021-2025) 3. Federal Reserve 2021 Diary of Payment Choice Report 4. Brink’s internal estimates for cash used as a percent of in-person transactions in each market U.S.3 ~28% Mexico4 ~85% Brazil4 ~72% France4 ~55% Philippines4 ~60% of global payment transactions are made in cash1 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 2019 2020 2021 2022 2023 2024 2025 e C o m m e rc e G ro w th T o ta l R e ta il S a le s ( T ri lli o n s ) eCommerce In-Person Retail Sales eCommerce Growth 89% 86% 83% 81% 79% 77%84% 11% 14% 16% 17% 19% 21% 23% $4.9T $5.2T 75%+ of retail sales in the U.S. expected to be in-person in 2025 2

17 Currency in Circulation Continues to Grow 1. U.S. currency in circulation through September 2021. Source: St. Louis Federal Reserve (FRED). Monthly Average Currency in Circulation (Billions of Dollars, Weekly, Not Seasonally Adjusted) 2. Euro currency in circulation through September 2021. Source: ECB. Monthly Currency in Circulation (Billions, Monthly, Not Seasonally Adjusted) 1990-2020 6% 30-yr CAGR Third quarter 2021 9% YoY % Increase 2002-2020 9% 18-yr CAGR Third quarter 2021 9% YoY % Increase (Euro, Billions) Euro – Currency in Circulation2 1,100 1,200 1,300 1,400 1,500 2019 2020 2021 1,600 1,700 1,800 1,900 2,000 2,100 2,200 2019 2020 2021 USD – Currency in Circulation1 (USD, Billions)

18 U.S. Lawmakers Recognize the Importance of Protecting Cash as a Payment Method Local and federal lawmakers are pursuing legislation to ensure cash is accepted at all physical retail locations. The Payment Choice Act introduced by Representative Donald M. Payne Jr. (D-NJ, 10th District), has bipartisan support. It prohibits retail businesses from refusing cash payments. Several local and state governments have recently passed or considered legislation to protect cash, including: • Colorado • Delaware • Miami-Dade County • New Jersey • New York City • Oregon • Philadelphia • Rhode Island • San Francisco • Washington, D.C. Learn more at https://investors.brinks.com/cash-usage There are too many stores and businesses that want to reject American cash in favor of digital payments. But cash is the only option available for millions of Americans to pay for food, housing and other essentials.” – Rep. Donald M. Payne, Jr., (D-NJ, 10th District), July 9, 2021

19 Changing Payments Landscape Offers Unique Opportunity for Digital Solutions Brink’s is making cash as easy to manage as other payments • Retailers already have a digital solution to accept cards, but lack a comparable solution for cash. • We are disrupting the cash management industry by providing digital cash payment solutions that meet the wide-ranging needs of retailers of all sizes as well as financial institutions, all from one provider. • We have a unique and timely opportunity to embed our digital cash payment solutions into the modern payments ecosystem – alongside cards and other digital payments.

20 Transforming Brink’s Our Opportunity Cash management is ripe for disruption as the payments landscape evolves How We Will Seize It We are combining operational excellence with innovation to grow our business and reinvent the customer experience

21

Strategy 1.0 Organic growth and operational excellence

23 Strategy 1.0 - Driving Organic Growth & Expanding Margins Highlights of our proven track record Since 2017, Brink’s has successfully executed strategic initiatives to: • Drive operational excellence and improve profitability • Restructure and right-size the business • Improve efficiency of capital spending • Grow organically and through acquisitions

24 Acquisition Spotlight: Majority of Cash Operations from G4S Purchased for $860M, expanded footprint primarily in Europe and Asia 1. Pro-forma 2019 financial results and operational metrics. Operating Profit $85m Revenue $800m Adj. EBITDA $115m Financials1 Operations1 Cash Management Markets 17 Vehicles 3,300 Smart Safes & Recyclers 8,600 ATMs 31,000

25 Acquisition Spotlight – PAI Expanded Brink’s ATM Managed Services Capabilities Strategic Rationale • Strong management team with deep industry expertise • Expands Brink’s ATM managed services capabilities • Highly scalable business model • Cross-selling opportunities 1. Full-year 2021 Forecast, which includes results for the pre-acquisition period of January to March 2021. Operations 100,000 ATMs 270 EMPLOYEES Financials1 $130m REVENUE $30m ADJ. EBITDA

26 Free Cash Flow | Improve cash flow generation around the world by improving commercial and payment terms and reducing restructuring expenses. Brink’s Business System | Deploy processes, procedures and methodologies to deliver excellence. Revenue Growth | Continue to drive organic revenue growth and improve margin via pricing, volume growth with existing and new customers and enhancing customer experience. Maximum Value from Strategy 2.0 | Use Lean tools to optimize the operational capacity we create when we deploy digital offerings. Cost Productivity | Execute “BreakThru” initiatives and incremental improvements in our operations and control variable costs, indirect expenses, and SG&A as revenue increases. We use Lean Management Methodology to execute our Strategy 1.0 priorities. $ Strategy 1.0 Priorities Expected to deliver margin improvement of 75 basis points per year from 2022 to 2024

27 Annualized Organic Growth of ~4% Since 2011 Expected to Continue 0% 2% 4% 6% 8% 2011 2012 2013 2014 2015 2016 2017 2018 2019 Organic Growth Normalized ~4% 2017-2019 Average Organic Growth: 7% Organic Growth Excluding Argentina ~4% 2022-2024 Base Organic Annual Growth Target Revenue Growth Drivers • Solid foundation of recurring revenue • Economic improvement expected to drive volume • Strong demand for outsourced cash management • Expanded footprint from G4S acquisition

28 Cost Productivity Priorities • Expanding productivity and efficiency initiatives wider and deeper into the business through best practices • Maintaining cost structure even as revenue increases • Strengthening our culture of continuous improvement and expanding our Lean mindset • Using key performance indicators throughout the business to measure our progress

29 0% 10% 20% 30% Network / Route Optimization Crew Size Branch Standardization Money Processing Fleet Other Productivity and Efficiency Initiatives Drive Higher Margins Executing 20+ initiatives; top 5 expected to drive 80 percent of margin growth in 2022-2024 ~80% of margin growth from BreakThru Initiatives % of Total Initiatives Network/Route Optimization Launch pads / satellite branches Redistribution of customers Crew Size Flexibility to assign crew based on risk profile, density, etc. of routes Branch Standardization AM/PM process improvement Preload coin on trucks Money Processing Multi-bank processing Scheduling / production planning Fleet Spare parts inventory management Alternative fuel solutions

30 Deployment of Global Efficiency and Leverage Initiatives Results in higher margins and improved customer experience • Global deployment • Consistent tracking, monitoring, reporting • Company-wide resource sharing and investment • Common language, cultural unifier RESULTS Expanded Capacity and Improved Operating Margin Increased Employee and Customer Satisfaction EFFICIENCY INITIATIVES • Create new initiatives • Expand to more branches, functions • Expedite delivery of results LEVERAGE • Sustain SG&A reductions • Sustain direct fixed cost reductions • Minimize return of costs W h a t H o w

31 Deploying proven methodology globally 2016 2021 Forecast ~8% ~20% 310% Profit Growth1 Mexico Operating Profit Lean Roadmap • Kaizen events • Value stream maps • Branch visual management • Daily accountability to monitor and measure progress • Implement and learn tools to standardize work • Communicate, recognize and reward Op Profit Margin Op Profit We improved Mexico’s operations, from money processing, to transportation, to fleet, to collections, to cash flow and more. Case Study: Mexico 1. On a local currency basis.

32 Enterprise-wide Deployment of Lean Generates Results Quickly We’re tracking Key Performance Indicators globally Morocco REDUCED ROUTES BY IN ONE OF OUR LARGEST BRANCHES Czech Republic IMPROVED CASH PROCESSING BRANCH MARGIN BY IN LARGEST BRANCH Singapore IMPROVED PRODUCTIVITY SUPPORTING MARGIN

33 Increasing Free Cash Flow • Reducing cash capital expenditures to less than 4% of sales • Improving commercial terms with customers with the deployment of new digital solutions • Expanding strategic partnerships with global suppliers to improve payment terms • Reducing restructuring costs

34 Digital Solutions Operational Excellence Maximum Profitability Reduce stops, add customer locations without cost Create operational capacity and improve margin Make cash processing fast and easy • With our new solutions, branch managers can use Operational Excellence Lean tools to determine when retail locations need service. • Instead of servicing the customer multiple times per week (as with traditional cash logistics service), we reduce the number of service stops per week. • This means we can add new customer locations without adding any cost. Operational Excellence & Digital Solutions to Drive Profit Growth Strategy 2.0 gives us an unprecedented opportunity to create operational capacity and improve margin

Strategy 2.0 Digital Solutions & ATM Managed Services

36 Strategy 2.0 Consists of Two Primary Components Digital Cash Payment Solutions Our subscription cash management service makes processing cash fast and easy for merchants of all sizes as well as financial institutions, all from one provider. Customer Experience: Simplified solution that makes managing cash as easy as managing card and e-payment methods. ATM Managed Services We provide unique solutions that offer fully integrated cash ecosystem management. Combines complete ATM managed services, including cash logistics, device management, transaction processing, cash forecasting and analytics. Customer Experience: Outsourced ATM management, redeployment of customer resources to core activities, maximizing ATM network performance and availability.

37 Strategy 2.0 Targets We are well-positioned to accelerate growth with new digital and ATM offerings 1. Brink’s internal estimate. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. (Non-GAAP) ANNUAL TOTAL MARGIN GROWTH25 bps ADDRESSABLE MARKETLARGE ADDITIONAL GLOBAL MARKET OPPORTUNITY 1 $10B+ ANNUAL TOTAL ORGANIC REVENUE GROWTH3% INCREMENTAL REVENUE IN 2024 $500M OF 2024 TOTAL REVENUE10%

38 Changing Payments Landscape Offers Unique Opportunity for Digital Solutions Brink’s is making cash as easy to manage as other payments • Retailers already have a digital solution to accept cards, but lack a comparable solution for cash. • We are disrupting the cash management industry by providing a digital cash payment solution that meets the wide-ranging needs of retailers of all sizes as well as financial institutions, all from one provider. • We have a unique and timely opportunity to embed our digital cash payment solutions into the modern payments ecosystem – alongside cards and other digital payments.

39 U.S. Market Potential Large addressable market for digital cash payment solutions • Our digital cash payment solutions are currently targeted at retailers with monthly cash volumes > $5,000 • Of the estimated 3.8 million retail locations in the U.S., 2.2 million have monthly cash volumes > $5,000 Note: All data based on Brink’s internal estimates. 2.2 million U.S. retail locations with monthly cash volumes of $5,000+

40 Only 18% of U.S. Retail Locations Use Outsourced Cash Management Solutions Note: All data based on Brink’s internal estimates. unvended 400,000 (18%) vended 1/3 are Brink’s customers underserved 2.2 million

41 82% of U.S. Retail Locations are Underserved or Completely Unvended Note: All data based on Brink’s internal estimates. underserved 220,000 unvended 1.6 million vended 400,0001.8 million (82%) unvended and underserved 2.2 million

We Call This Our “White Space” Opportunity A large untapped market in need of cash services Note: All data based on Brink’s internal estimates. 42 underserved 220,000 unvended 1.6 million 1.8 million

220,000 Locations Are Underserved by Our Industry Use cash management service only at select locations 220,000 (10%) underserved 43 • Underserved retailers are generally very sophisticated and have hundreds to thousands of locations. • They accept debit and credit cards, but have not yet adopted an outsourced service for accepting and processing cash at many or all of their locations. Note: All data based on Brink’s internal estimates.

1.6 Million U.S. Retail Locations Are Completely Unvended Note: All data based on Brink’s internal estimates. 44 1.6 million (72%) unvended locations • Many of these locations are small-to- medium sized businesses. • They accept debit and credit cards, but do not have a safe and effective method for handling and processing cash.

$5 Billion+ Addressable Market in the U.S. Alone Note: All data based on Brink’s internal estimates. >$5 billion market opportunity 45 • Large, untapped “white space” opportunity for our digital cash payment solutions in the U.S. is comprised of over 1.8 million potential locations. • The total U.S. addressable market opportunity for Brink’s Complete in the underserved and unvended customer segments exceeds $5 billion.

46 1 Even 1% Penetration Would Significantly Increase Our Customer Base 1. Brink’s internal estimate 18,000 locations1 new market penetration1%

47 Brink’s Complete Is Our Digital Cash Payment Solution for Retailers Four components Tech-enabled device Next-day credit funded by Brink’s Cash and coin delivery Digital app

48 How It Works: • We place a secure, tech-enabled device on a customer’s site • Our customer registers the cash receipts using our mobile app, and deposits their cash into their onsite device • We digitally confirm that the deposit was made, and provide credit for the deposit to any bank account of the customer’s choosing • Brink’s picks up the cash at a later time that is convenient for both parties Brink’s Complete Simplifies How Merchants Manage Cash Can be scaled to suit wide range of businesses and cash volumes

49 Customer Benefits Brink’s Complete makes cash as easy to manage as card and mobile payments • Quicker access to deposited funds • Brings the bank to you – Safe and more convenient – Maximizes productivity of store employees • Credit to customer’s bank, anywhere, from any location – Customers can bank where they want – Consolidates banking relationships – Reduces fees and other administrative expenses • Eliminates tri-party agreements with banks, OEMs and CIT providers and the costs associated with managing multiple parties Digital Cash Payment Solution CLICK DROP SETTLE

50 Customer Feedback | Vended Customers Former cash-in-transit customers Pilot program underway “With Brink’s Complete, we give stores a time-saving, streamlined solution that allows us to consolidate suppliers, provide greater cash reporting and tracking visibility, and get next-day credit for our cash sales.” – Mike Pohl, Treasury Manager, Payments & Operations, Dick’s Sporting Goods Brink’s Complete on track for all 150 stores across 24 states “The Brink’s Complete solution has simplified our in-store cash management, freeing up our staff to focus on our customers.” – Debbie Brown, Vice President, Store Administration, Bob’s Discount Furniture vended

51 Customer Feedback | Underserved Retailers Used cash management service only at select locations Implementing Brink’s Complete across all 1,100+ locations • Already up and running in 600 locations • 5-year agreement underserved

52 Customer Pilots | Underserved Retailers Use cash management services only at select locations underserved We currently have 10 pilots underway with underserved national retailers • 25 – 30k potential locations • < 10% currently use an outsourced cash management provider • $50-$70M incremental revenue expected if 50% adopt Brink’s Complete

53 Planning to Implement Brink’s Complete across 130+ locations “With Brink’s in control of the entire process, we’ll be able to work with only one vendor, making the process much easier to manage on our end. And the technology and configuration of the device is user friendly and requires minimal training.” – Rich Jones, Controller, Talk More Wireless Customer Feedback | Unvended Had no outsourced service for handling cash unvended

54 We Have an Innovative Go-To-Market Strategy - Targeting All Market Segments Accelerates sales and repositions Brink’s within the payments ecosystem Our Multi-Pronged Approach • Deploy sophisticated, targeted marketing by segment for direct sales channel • Bundle Brink’s Complete with other payment processing services offered by merchant acquirers • Fully integrate Brink’s Complete into popular point-of-sale platforms • Modernize brand Why It Works • Demonstrates value for customer segments • Broadens appeal to white space customers • Expands reach by tapping into partners’ salesforces • Provides brand halo from alignment with established digital players • Supports goal to position Brink’s as a player in the digital payments ecosystem We will reach unvended merchants and transcend the traditional CIT category.

55 Leveraging Reach of Payment Companies to Penetrate the Unvended Market Merchant Payment Bundle Bundle digital cash payment solution with card acceptance offerings from third-party payment companies to provide merchants with an integrated payments experience for cash, card and mobile payments. Provides merchants enhanced visibility and ability to make onsite cash deposits that settle just as quickly as digital payments. Why Brink’s Wins Accelerates reach and conversion of unvended SMBs and mid-market retailers for digital cash management solution. Why Partners Win Differentiated solution offering that adds new revenue stream from cash, improves customer retention and drives growth into new channels. A go-to-market strategy that benefits Brink’s and partners

56 Integrating Our Solution into Point-of-Sale Apps Launching in 2022 POS App Integration Integrate digital cash payment solution into point-of-sale apps offered by large POS providers. This enables merchants to use the base digital cash payment solution directly inside of the platform user interface for ease-of-use, enhanced visibility and ability to make onsite cash deposits that settle just as quickly as digital payments. Why Brink’s Wins First-mover advantage for cash services on growing app marketplaces that cater to qualified customer segments. Why Partners Win Adds new revenue stream from cash and strengthens their own app marketplaces with new solutions that align with core needs of their primary user bases.

57 “Brink’s has opened the door for Priority to offer a digital cash payment solution. Adding cash to our portfolio enhances our customer experience and improves our ability to collect, store and send all forms of money.” – Tom Priore, Chairman and CEO, Priority Technology Holdings, Inc. Partners Are Embracing Our Commercial Offering for Cash Management Partners include Priority, FIS and others

58 We Created a New Product Brand to Reach Unvended Market Builds upon our strong heritage, but signals digital evolution

Our vision is to make Brink’s a digital payments company – focused on digital cash payment solutions. We Are Working to Deploy Brink’s Complete Across Our Global Footprint 59

60 Overview of ATM business Expanded ATM capabilities with 2021 PAI acquisition Brink’s owns, operates or manages more than 100,000 ATMs in the U.S. Offerings include • Cash logistics • Device management • Transaction processing • Cash forecasting • Technology

61 ATM Managed Services Growth Represents Significant Opportunity Brink’s is well-positioned to win globally by 2027 (6.5% CAGR) $10B$7.5B in 2022 ATM Managed Services Global Market1 1. Allied Market Research – Global ATM Managed Services Market report.

62 Financial Institutions Are Largest Driver of ATM Managed Services Growth >50% of the global ATM footprint is owned/operated by financial institutions1 Growth driven by: • Retail branch transformation • Cost reduction • Capex reduction Developed economies are on leading edge of this transition • All but the very largest FIs are transitioning at least some part of their ATM fleets to an outsourced model – Community Banks/Credit Unions: fully outsourcing – Mid-Size FIs: outsourcing off-branch ATMs – Large FIs: some outsourcing off-branch ATMs – Largest FIs: evaluating options with some “first mover” outsourcing 1. Brink’s internal estimate.

63 Partnership with BPCE in France Outsourced entire network of >10,000 ATMs • 10+ year recurring revenue contract • $60 million annual revenue expected • Capabilities and infrastructure to integrate and service BPCE’s ATM portfolios in an end-to-end solution • Allows BPCE to optimize their cost structure by leveraging the scale economies and improved operations delivered by Brink’s, as well as redirect their capital spending from ATMs to other areas of importance

64 In the U.S., Brink’s Offers Full-Store Cash Solution for Retail-based ATMs Our ATM business system integrates service elements into a single offering • Terminal ownership • Infrastructure management (processing, sponsorship, monitoring, disputes, etc.) • Cash loading • Maintenance • Cash provisioning • Prepaid card (Brink’s Money) • Advanced products (Bitcoin, tiered surcharge, lending, bill pay) • Bank branding • Core integration • Automated deposits • Provisional credit • Cash/change deliveries and pick-ups ATMs ATM Servicing ATM Value Layers Cash Ecosystem

65 “We’ve been pleased to partner with PAI for ATM and smart safe cash services during these challenging times. We’ve found the combined services to be a cost effective and efficient approach and represents a logical evolution in this segment of our business.” -Frank Schilling, Director of Marketing & Merchandising We Combine Turnkey ATM & Cash Logistics for Retail Partners Bundled solution for store cash management through a single infrastructure Royal Farms, a growing convenience store operator in the Mid-Atlantic, became a Brink’s customer through the acquisition of PAI

66 We’re Adding Existing Brink’s and Other Products to Our ATM Estate Hi res cards located in Dropbox folder • We have enabled the ability to purchase Bitcoin on almost 7,000 ATMs in our U.S. network • We are integrating Brink’s Money prepaid card products into our ATM business This improves our ability to monetize our ATM fleet and adds stickiness to the customer relationship.

Sustainability Generating sustainable, profitable growth

68 Building a More Sustainable Brink’s As the world’s largest cash management company, we help empower millions of underbanked people around the world to access goods and services by keeping cash moving and accessible. ENVIRONMENT Reducing our environmental impact by: • Integrating responsible environmental practices in our daily operations • Reducing emissions and increasing the efficiency of our fleet operations through our digital transformation and route optimization GOVERNANCE Enhancing trust with all of our stakeholders by: • Ensuring everything we do aligns with our Code of Ethics • Employing risk management and other processes for responsible operations and ethical decision-making • Adhering to good corporate governance practices, including our focus on Board diversity and robust shareholder rights SOCIAL Promoting inclusion by: • Serving as advocates for cash as a payment method, which supports the unbanked and underbanked • Fostering a diverse, equitable and inclusive workplace • Ensuring our supplier base reflects the diversity of the communities we serve

CONFIDENTIAL. FOR INTERNAL USE ONLY – DO NOT DUPLICATE OR DISTRIBUTE. 69 Our Objectives • Integrate sustainable practices into our daily operations to increase efficiency & reduce waste • Enhance our policies and procedures to reflect best practices • Increase transparency of our practices and progress through disclosures • Advocate and promote the health, safety & well being of our employees, customers & communities • Hold ourselves & our stakeholders to the highest ethical standards • Manage our environmental footprint as a strategic priority to optimize efficient operations

70 Initial Actions & Next Steps Launched formal Sustainability program in 2021 Early Progress • Developed a roadmap to guide initiatives and disclosures • Signed the United Nations Global Compact • Pledged to support CEO Action for Diversity and Inclusion • Hired supplier diversity expert and launched program in U.S., with plans to expand globally • Extended women’s employee resource group outside of the U.S. and added ERGs for Black, Asian-American and Pacific Islanders, and veteran employees in the U.S. Learn more: https://us.brinks.com/corporate/sustainability

71 Reduce Environmental Impact Generating operational efficiency to manage our environmental footprint • Reduce emissions – Modernizing our fleet – Implementing dual fuel and alternate fuel vehicles – Optimizing routes to minimize distance • Increase efficiency of our operations – Integrating responsible environmental practices in our daily operations • Reduce weekly stops through digital solutions Vehicle solar panels projected to save 580 liters of fuel and reduce 1.5 metric tons of CO2 emissions, per vehicle, per year Employees in Chile developed start-stop technology for long-haul routes to reduce fuel usage and cost

Maximize Social Impact

Facilitating economic inclusion for vulnerable groups

In the U.S., ~28% of in-person transactions are in cash and ~18% of the population is unbanked, or underbanked, and must rely on cash[1]

- This population is disproportionately from economically vulnerable groups

Globally, the use of cash is much higher – especially in developing markets[2]

- Mexico ~85%
- Brazil ~72%
- Philippines ~60%


By keeping cash moving and **accessible, Brink's** enables vulnerable populations to participate in the economy

1. Federal Reserve Report on the Economic Well-Being of U.S. Households in 2020 and Federal Reserve 2021 Diary of Payment Choice Report
2. Brink's internal estimates for cash used as a percent of in-person transactions in each market

BRINKS 72

73 Governance A foundation built on strength, security and trust • Maintain trust with our employees, customers, suppliers, shareholders and other stakeholders by ensuring everything we do aligns with our Code of Ethics • Embed risk management and other processes for responsible operations and ethical decision-making while servicing our customers and the communities where we operate • Adhere to good corporate governance practices, including Board diversity and robust shareholder rights

74 We understand that investors are not only focused on what we achieve, but also how we achieve it. To compete and win, we must consider the broader needs of society, ensuring that we treat all stakeholders fairly and with respect while managing our business with integrity and fidelity. — Doug Pertz

Financial Review

76 Brink’s Value Creation Strategy: Four Building Blocks RETURNS CREDIBILITY MARGINS • Reduce Complexity • Increase Transparency • Set Aggressive Targets • Meet / Exceed Goals • Pandemic Response • ESG Progress • Free Cash Flow • Financial Leverage • Capital Allocation – Capex – Accretive M&A – Dividends / Buybacks • Multiple Expansion • Grow Organically – Penetrate Retail – FI Outsourcing • Digital Solutions • Acquisitions • Pricing • Lean Penetration • Wider & Deeper • Operating Leverage • Corporate Discipline • Interest, Taxes, EPS GROWTH

77 1. SP1 Target as of 3/2/2017 Investor Day. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. (Non-GAAP, $ Millions, except EPS) +12% vs. Target +19% vs. Target +11% vs. Target +21% vs. Target +320 bps vs. 2016 +370 bps vs. 2016 Revenue +27% CAGR +8% Avg. Organic Growth +7% $2,908 $3,275 $3,680 2016 Actual 2019 Target 2019 Actual 2 9 Actual Op Profit +81% CAGR +22% $216 $325 $392 2016 Actual 2019 Target 2019 Actual 7.4% Margin ~10% Margin 10.6% Margin 20 Actual Adj. EBITDA +66% CAGR +18% $342 $475 $567 2016 Actual 2019 Target 2019 Actual 15.4% Margin ~15% Margin 11.7% Margin 20 Actual EPS +71% CAGR +19% $2.28 $3.50 $3.89 2016 Actual 2019 Target 2019 Actual 9 Actual Demonstrated Credibility … Exceeded 2017– 2019 Strategic Plan Targets 1

78 2022 Revenue Recovery Supports 2022 Adj. EBITDA Target Range (Non-GAAP, $ millions) $4,200 89% 92% 93% 96% 80% 85% 90% 95% 100% 1Q 2Q 3Q 4Q Total 2021 Revenue % of 20191 1. Pro-forma 2019 Revenue adjusted to include results for businesses acquired in 2020 and 2021 as if they were owned in 2019. 2. Pro-forma 2021 Revenue at full-year of 96% of 2019. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. $4,3702 Delta Variant Price 3-4% Volume 3-6% 2022 Revenue FY2021 Forecast Adj. EBITDA $825 $785 Forecast Target $4,650 $4,800

79 2024 Financial Targets: Strong Revenue and Profit Growth Expected 1. 2024 CAGR calculated based on mid-point of range provided vs 2021 except revenue which is calculated based on the high-point of 2021 guidance and the mid-point of 2024. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. (Non-GAAP, $ millions) Revenue 2024 CAGR vs. 2021: +8-9% Op Profit 2024 CAGR vs. 2021: +20% Adj. EBITDA 2024 CAGR vs. 2021: +15% $4,100- $4,200 $5,300- $5,500 2021 Guidance 2024 Target 24 ar et $460- $470 ~ $795 2021 Guidance 2024 Target ~11.2% Margin ~14.5% Margin 24 Target $655- $665 ~$1,000 2021 Guidance 2024 Target 2 Target ~15.9% Margin ~18.5% Margin

80 Operating Profit Targeted to Grow 70% Strategies 1.0 + 2.0 Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. $465 $795 2021 Guidance Mid-point 1.0 Productivity and Efficiency Initiatives 1.0 Other Strategy 2.0 2024 Target ~11.2% Margin ~14.5% Margin +70% 20% CAGR (Non-GAAP, $ millions) Base Cash Logistics

Strong Free Cash Flow Expected in 2021

(Non-GAAP, $ millions)


$660
($95)
($95)
($105)
($195)
$170
~31% of EBITDA
$205
Adj. EBITDA²
WC, Cash Restructuring & Deferred Payments
Cash Taxes
Cash Interest
Cash CapEx¹
Free Cash Flow before Dividends
Pro-forma excluding Deferred Payroll Taxes

1. Includes cash proceeds from sale of property, equipment and investments.
2. At the mid-point of the guidance range.
Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix.

BRINKS 81

82 Significant Cash Flow Growth Expected Through 2024 1. Includes cash proceeds from sale of property, equipment and investments. 2. Pro-forma excluding deferred 2020 payroll taxes paid in 2021. Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. (Non-GAAP, $ millions) $1,000 ( $40 ) ( $100 ) ( $90 ) ( $195 ) $575 Adj. EBITDA WC, Cash Restructuring & Deferred Payments Cash Taxes Cash Interest Cash CapEx Free Cash Flow before Dividends Targeting 58% of EBITDA 41% 3-Yr CAGR2 Adj. EBITDA Free Cash Flow before Dividends 1

83 Free Cash Flow Expected to Grow by ~3x over 3-Year Plan Period 1. Includes cash proceeds from sale of property, equipment and investments. 2. Pro-forma excluding deferred 2020 payroll taxes paid in 2021. 3. At the mid-point of the guidance range. Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. (Non-GAAP, $ millions) Targeting 41% Free Cash Flow CAGR 2021 to 20242 $170 $660 $1,000 ($95) ($40) ($105) ($90) ($195) ($195) ($95) ($100) $205 $575 2021 Target 2024 Target 2021 Target 2024 Target 2021 Target 2024 Target 2021 Target 2024 Target 2021 Target 2024 Target 2021 Target 2024 Target Targeting ~58% of EBITDA vs 31% in 20212 Adjusted EBITDA WC, Cash Restructuring & Deferred Payments Cash Interest Cash Taxes Free Cash Flow before Dividends Deferred Payments Cash CapEx 1 3

84 Targeting a Reduction in Cash Capital Expenditures as % of Revenue 1. CapEx associated with BPCE ATM outsourcing is excluded from the 2021 and 2024 targets Note: There is no difference between GAAP and non-GAAP CapEx amounts for the 2019 and 2020 periods presented (Non-GAAP, $ millions) $165 $119 ~$180 ~$180 % of Revenue 4.5% 3.2% ~4.3% ~3.3% Down 100bps vs 2021 2019 Actual 2020 Actual 2021 Target 2024 Target 1 1

85 Expect Net Debt Reduction of $1 Billion, Significantly Improved Leverage Ratio 1. Net Debt divided by Adjusted EBITDA. 2. Pro-forma Net Debt at year-end, considering our Free Cash Flow Targets. 3. At the mid-point of the guidance range. Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. $566 $660 $1,000 2020 Actual 2021 Guidance 2024 Target Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $1,884 $2,340 $1,330 2020 Actual 2021 Estimate 2024 Target Net Debt Leverage Ratio1 3.3 3.5 1.3 Down 43% vs. 2021 Up 52% vs 2021 2 Tar t 4 et 2,3 2 3 (Non-GAAP, $ millions)

86 No Material Debt Service Obligations until 2024 ($ millions) $70 $70 $70 $1,089 $400 $600 $1,000 2021 2022 2023 2024 2025 2026 2027 Term Loan A Senior Notes Revolver Senior Notes Term Loan A Amortization The “make-whole” on both tranches of Senior Notes expire in 2022

87 No Cash Payments for Legacy Liabilities Expected Until 2029 ($ millions) Payments to UMWA 2021 2022 2023 2024 2025 2026 Payments to Primary U.S. Pension No cash payments are expected in foreseeable future $0 2021 $23 $24 $23 $281 2029 2030 2031 After 2031 Note: Based on actuarial assumptions as of 12/31/20 and funding regulations, as updated in March 2021 for the American Rescue Plan Act.

88 Projecting 20% Total Shareholder Return (TSR) over 3-Year Plan Period Note: Total shareholder return (TSR) projections are calculated using 2024 one year forward EPS projections and Price / NTM Earnings multiple of 11X. Revenue Growth Margin Expansion Debt Paydown, Share Repurchase and Dividend Yield Organic Shareholder Return M&A P/E Multiple Total Shareholder Return ~20% >20% ~+6% ~+9% ~+5% 2022-2024 CAGR

89 Potential for Additional Shareholder Returns with M&A and Multiple Expansion Note: Total shareholder return (TSR) projections are calculated using 2024 one year forward EPS projections and Price / NTM Earnings multiple of 11X. Revenue Growth Margin Expansion Debt Paydown, Share Repurchase and Dividend Yield Organic Shareholder Return M&A P/E Multiple Total Shareholder Return ~20% >20% ~+6% ~+9% ~+5% 2022-2024 CAGR

Favorable Comparisons to Route-Based Industrial Services peers[1]

	Peers	Brink's
Specialized fleet	✓	✓
Focus on route density and optimization	✓	✓
Strong recurring revenue	✓	✓
High customer retention	✓	✓
Ability to leverage physical infrastructure	✓	✓
Accretive/high-synergy M&A	✓	✓
Technology-enhanced logistics	✓	✓
Organic growth (FY17 – FY19)	~5%	~7%
3-yr Adj. EBITDA CAGR (FY17 – FY19)	~5%	~18%
FY21E Adj. EBITDA margin	~24%	~16%
EV/FY22E Adj. EBITDA multiple	~15x - 17x	~7x

1. Financial metrics and calculations based on 2016-2022 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publicly available information, and internal estimates as of November 11, 2021. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations. Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM).

Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix.

BRINKS 90

91 Strategy Execution Drives Increased Share Price Potential in 2024 Note: Total shareholder return (TSR) projections are calculated using 2024 one year forward EPS projections and Price / NTM Earnings multiple of 11X. EV / EBITDA SHARE PRICE CAGR vs. 2021 6.5 $115 ~20% 7.5 $135 ~28% 8.5 $155 ~35% 9.5 $180 ~40%

Conclusion Summary of Brink’s 2022 – 2024 Strategic Plan

93 75 bps STRATEGY 1.0 25 bps STRATEGY 2.0 100 bps ANNUAL MARGIN GROWTH Annual Organic Revenue Growth Annual Margin Growth STRATEGY 1.04% STRATEGY 2.03% ANNUAL ORGANIC REVENUE GROWTH 7% 3-Year Plan Expected to Deliver Strong Annual Revenue and Margin Growth (Non-GAAP) Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix.

94 MARGIN IMPROVEMENT1 INCREMENTAL REVENUE1 TOTAL REVENUE ADJUSTED EBITDA FREE CASH FLOW 2024 Targets Reflect Impact of High-Margin Revenue Growth (Non-GAAP) 1. Versus 2021 Guidance. Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix.

95 Our Strategic Plan Adds a New Layer of Growth Upon a Strong Foundation 2022 20242023 Digital solutions and ATM managed servicesStrategy 2.0 Organic growth and operational excellenceStrategy 1.0

Cash Usage Remains Strong in the U.S. and Globally

U.S. - 28% of In-Person Transactions are in Cash[2]



31% Credit
6%
28% Cash
34% Debit

Global - Cash Percentage of In-Person Payments[3]
(during the pandemic)

Mexico ~85%

Brazil ~72%

France ~55%

Philippines ~60%

Cash is 2/3 of global payments[1]

1. 2020 McKinsey Global Payments Report
2. Federal Reserve 2021 Diary of Payment Choice Report
3. Brink's internal estimates for cash used as a percent of in-person transactions in each market.

BRINKS 96

97 Unvended Opportunity Vended Expanded Growth Opportunity for Brink’s and Our Payment Partners Note: All data based on Brink’s internal estimates. Vended Unvended Opportunity U.S. Retail Locations Digital Payments – Locations Highly Vended Cash Payments – Locations Highly Unvended

We Call This Our “White Space” Opportunity A large untapped market in need of cash services Note: All data based on Brink’s internal estimates. 98 underserved 220,000 unvended 1.6 million 1.8 million

99 C O M P E L L I N G Digital Cash Payments Solutions I N T E G R A T E D Payments Partnerships E X P A N D E D Growth Opportunity Brink’s Digital Cash Management Solutions We have a multi-pronged go-to-market strategy • Direct to merchants • Integrated with other payment processing services offered by payment partners

100 DIGITAL CASH PAYMENT SOLUTIONS Our strategy combines operational excellence with innovation, and positions us to capitalize on the tremendous opportunity before us as the payments industry evolves. And our team is poised to disrupt the industry and unlock significant value for all of our stakeholders.

Appendix

2016, 2017, 2019 and 2020 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries Non-GAAP Reconciliations

(In millions)

		2016 Full Year	2017 Full Year	2019 Full Year	2020 Full Year
Revenues:					
GAAP	$	3,020.6	3,347.0	3,683.2	3,690.9
Venezuela operations[a]		(109.4)	(154.1)	-	-
Acquisitions and dispositions[a]		(2.8)	-	0.5	-
Internal loss[a]		-	-	(4.0)	-
Non-GAAP	$	2,908.4	3,192.9	3,679.7	3,690.9
Operating profit (loss):					
GAAP	$	184.5	273.9	236.8	213.5
Venezuela operations[a]		(18.5)	(20.4)	-	-
Reorganization and Restructuring[a]		30.3	22.6	28.8	66.6
Acquisitions and dispositions[a]		19.5	5.3	88.5	83.1
Argentina highly inflationary impact[a]		-	-	14.5	10.7
Internal loss[a]		-	-	20.9	6.9
Reporting compliance[a]		-	-	2.1	0.5
Non-GAAP	$	215.8	281.4	391.6	381.3
Interest expense:					
GAAP	$	(20.4)	(32.2)	(90.6)	(96.5)
Venezuela operations[a]		0.1	0.1	-	-
Acquisitions and dispositions[a]		-	1.1	5.8	1.9
Non-GAAP	$	(20.3)	(31.0)	(84.8)	(94.6)
Taxes:					
GAAP	$	78.5	157.7	61.0	56.6
Retirement plans[c]		11.3	12.6	11.1	7.9
Venezuela operations[a]		(14.1)	(12.7)	-	-
Reorganization and Restructuring[a]		7.4	7.6	7.1	15.8
Acquisitions and dispositions[a]		1.8	4.5	5.1	11.6
Deferred tax valuation allowance[b]		(14.7)	-	-	-
Prepayment penalties[d]		-	0.2	-	-
Interest on Brazil tax claim[e]		-	0.5	-	-
Tax reform[f]		-	(86.0)	-	-
Tax on accelerated income[g]		-	0.4	7.3	-
Argentina highly inflationary impact[a]		-	-	(1.4)	(1.3)
Internal loss[a]		-	-	4.0	1.6
Reporting compliance[a]		-	-	0.1	-
Gain on lease termination[h]		-	-	(1.2)	-
Non-GAAP	$	70.2	84.8	93.1	92.2

Amounts may not add due to rounding.
See slide 104 for footnote explanations.

BRINKS 102

2016, 2017, 2019 and 2020 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries Non-GAAP Reconciliations

(In millions, except for per share amounts)

	2016 Full Year	2017 Full Year	2019 Full Year	2020 Full Year
Income (loss) from continuing operations attributable to Brink's:				
GAAP	$ 36.2	16.9	28.3	16.8
Retirement plans[c]	20.2	22.3	36.2	25.9
Venezuela operations[a][i]	2.6	0.8	0.9	-
Reorganization and Restructuring[a]	23.7	14.2	21.7	51.0
Acquisitions and dispositions[a]	18.2	8.2	88.4	79.4
Deferred tax valuation allowance[b]	14.7	-	-	-
Prepayment penalties[d]	-	8.1	-	-
Interest on Brazil tax claim[e]	-	1.1	-	-
Tax reform[f]	-	86.0	-	-
Tax on accelerated income[g]	-	(0.4)	(7.3)	-
Argentina highly inflationary impact[a]	-	-	15.9	11.9
Internal loss[a]	-	-	16.9	5.3
Reporting compliance[a]	-	-	2.0	0.5
Gain on lease termination[h]	-	-	(4.0)	-
Non-GAAP	$ 115.6	157.2	199.0	190.8
EPS:				
GAAP	$ 0.72	0.33	0.55	0.33
Retirement plans[c]	0.39	0.43	0.71	0.51
Venezuela operations[a][i]	0.05	0.02	0.02	-
Reorganization and Restructuring[a]	0.47	0.27	0.43	1.00
Acquisitions and dispositions[a]	0.37	0.16	1.73	1.56
Deferred tax valuation allowance[b]	0.29	-	-	-
Prepayment penalties[d]	-	0.16	-	-
Interest on Brazil tax claim[e]	-	0.02	-	-
Tax reform[f]	-	1.66	-	-
Tax on accelerated income[g]	-	(0.01)	(0.14)	-
Argentina highly inflationary impact[a]	-	-	0.31	0.23
Internal loss[a]	-	-	0.33	0.10
Reporting compliance[a]	-	-	0.04	0.01
Gain on lease termination[h]	-	-	(0.08)	-
Non-GAAP	$ 2.28	3.03	3.89	3.76
Depreciation and Amortization:				
GAAP	$ 131.6	146.6	185.0	206.8
Venezuela operations[a]	(0.7)	(1.7)	-	-
Reorganization and Restructuring[a]	(0.8)	(2.2)	(0.2)	(1.3)
Acquisitions and dispositions[a]	(3.6)	(8.4)	(30.9)	(36.1)
Argentina highly inflationary impact[a]	-	-	(1.8)	(1.8)
Non-GAAP	$ 126.5	134.3	152.1	167.6

Amounts may not add due to rounding.

See slide 104 for footnote explanations.

BRINKS 103

2016, 2017, 2019 and 2020 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries Non-GAAP Reconciliations

(In millions)

	2016 Full Year	2017 Full Year	2019 Full Year	2020 Full Year
Adjusted EBITDA[j]:				
Net income (loss) attributable to Brink's - GAAP	$ 34.5	16.7	29.0	16.0
Interest expense - GAAP	20.4	32.2	90.6	96.5
Income tax provision - GAAP	78.5	157.7	61.0	56.6
Depreciation and amortization - GAAP	131.6	146.6	185.0	206.8
EBITDA	$ 265.0	353.2	365.6	375.9
Discontinued operations - GAAP	1.7	0.2	(0.7)	0.8
Retirement plans[c]	31.5	34.9	47.3	33.8
Venezuela operations[a][i]	(12.3)	(13.7)	0.9	-
Reorganization and Restructuring[a]	30.3	19.6	28.6	65.5
Acquisitions and dispositions[a]	16.4	3.2	56.8	53.0
Prepayment penalties[d]	-	8.3	-	-
Interest on Brazil tax claim[e]	-	1.6	-	-
Argentina highly inflationary impact[a]	-	-	12.7	8.8
Internal loss[a]	-	-	20.9	6.9
Reporting compliance[a]	-	-	2.1	0.5
Gain on lease termination[h]	-	-	(5.2)	-
Share-based compensation[k]	9.5	17.7	35.0	31.3
Marketable securities (gain) loss[l]	(0.5)	(1.5)	2.9	(10.5)
Adjusted EBITDA	$ 341.6	423.5	566.9	566.0

The 2021, 2022 and 2024 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2021, 2022 or 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021, 2022 and 2024. The 2021, 2022 and 2024 Non-GAAP outlook amounts for operating profit, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2021, 2022 and 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021, 2022 and 2024.

a) See "Other Items Not Allocated To Segments" on slides 105-106 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
b) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and the timing of tax deductions related to executive leadership transition.
c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
d) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
e) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.
f) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.
g) The non-GAAP tax rate excludes the 2017 and 2019 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.
h) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.
i) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.
j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. In the fourth quarter of 2020, we changed our definition of Adjusted EBITDA to exclude non-GAAP marketable securities (gain) loss and all previously disclosed information for all periods presented has been revised.
k) Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
l) Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a loss in the first quarter of 2019, a $0.1 million non-GAAP adjustment for a gain in the second quarter of 2019 and a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

Amounts may not add due to rounding.

BRINKS 104

105 Non-GAAP Reconciliation – Other (1 of 2) The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016 and an additional $17.3 million in 2017. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs, primarily related to Dunbar and G4S, in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019.

106 Non-GAAP Reconciliation – Other (2 of 2) The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. • We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. • Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. • We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. These amounts are excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In 2020, we incurred an additional $0.3 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in 2020 for an additional $6.6 million. This estimate will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. At December 31, 2020, we had recorded an allowance of $13.1 million on $14.2 million of accounts receivable, or 92%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2019 and 2020 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($0.5 million in 2020 and $1.8 million in 2019). We also incurred $0.3 million in costs related to mitigation of material weaknesses in 2019. We did not incur any such costs in 2020.

107 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations – Net Debt (Unaudited) a) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2020. (In millions) December 31, (In millions) 2020 Debt: Short-term borrowings 14.2$ Long-term debt 2,471.5 Total Debt 2,485.7 Less: Cash and cash equivalents 620.9 Amounts held by Cash Management Services operations(a) (19.1) Cash and cash equivalents available for general corporate purposes 601.8 Net Debt 1,883.9$